Amendment No. 11
To
Fifth Amended And Restated Revolving Loan And Letter Of Credit Agreement

This Amendment No. 11 (this “Amendment”) is entered into as of May 3, 2007, among: the two entities included among the Borrower as listed on Exhibit A attached hereto (individually, and collectively, jointly and severally, the “Borrower”); the several entities included among the Guarantors as listed on Exhibit A attached hereto (each, individually, a “Guarantor,” and collectively, jointly and severally, the “Guarantors”); the several entities included among the Banks as listed on Exhibit A attached hereto (each, individually, a “Bank” and collectively, but not jointly, the “Banks”); and Bank of America, N.A. (“Bank of America”), as agent for the Banks (in such capacity, the “Agent”).

RECITALS

Reference is made to the following facts that constitute the background of this Amendment:

A.	The parties hereto have entered into that certain Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement dated as of November 4, 2005 (as amended and/or restated from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Loan Agreement;

B.	The Borrower, Guarantors, Banks and Agent have agreed, pursuant to the terms of Amendment No. 8 to the Loan Agreement (the “Previous Extension”), to extend the Maturity Date of the Loan Agreement from November 3, 2006 to May 3, 2007 (the “Extended Maturity Date”);

C.	In addition to the Previous Extension, the Borrower and Guarantors have requested that the Loan Agreement be renewed for a period of 364 days from the Extended Maturity Date, with an additional 29-day extension option;

D.	The Borrower and Guarantors have requested that the Loan Agreement be amended in additional ways described herein, including, without limitation, to provide for the use of temporary escrow arrangements with respect to advances of Revolving Loans; and

E.	The Banks and Agent are willing to grant such requests solely upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and conditions set forth herein and in the Loan Agreement, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Extension Amendment.

(a) The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended by replacing “May 3, 2007” with “May 1, 2008”.

From and after the date hereof, all references to the term “Maturity Date” in the Credit Documents shall mean such term as amended hereby.

Section 2. Commitment Fee.

(a) In consideration of the execution and delivery of this Amendment, and the extension and administration of the credit facilities extended under the Loan Agreement, the Borrower and Guarantors, jointly and severally, agree to pay a commitment fee to the Agent on the date hereof, for the ratable benefit of the Banks, in the aggregate amount of $523,561.64, which shall be deemed fully-earned and non-refundable simultaneously with the execution and delivery of this Amendment (the “Commitment Fee”). The Commitment Fee shall be remitted by the Agent to the Banks (including itself as a Bank) in accordance with their Commitment Percentages.

(b) Should an additional lender join in the Loan Agreement as a Bank after the date hereof, or should one (or more) of the Banks increase its Commitment above the amount reflected herein (each such joinder or increase, as the case may be, referred to herein as an “Increase Event”), the Borrower and Guarantors, jointly and severally, agree to pay an additional commitment fee to the Agent on the date of each such Increase Event, for the ratable benefit of such Bank(s), in an amount equal to 0.375% of the amount by which the Maximum Amount increases as a result of such Increase Event, which additional commitment fee shall be deemed fully-earned and non-refundable on the date of such Increase Event. Such additional Commitment Fees shall be pro rated on the basis of the number of days from the date of such Increase Event to the Maturity Date.

Section 3. 29-day Extension. Pursuant to Section 5.6.1(b) of the Loan Agreement and Section 5.1(b) of the MuniMae Guaranty, on or before April 29, 2008 (the “Financial Statement Deadline”), the Borrower and the Guarantors are required to deliver to the Agent certain audited financial statements for the 2007 fiscal year (the “Financial Statements”). If the Borrower and the Guarantors deliver the Financial Statements to the Agent on or before the Financial Statement Deadline, then the Agent, in its sole discretion, shall have the option to extend the Maturity Date for an additional 29 days (the “Extension Option”). If the Agent exercises the Extension Option, then on the day the Agent exercises the Extension Option (the “Exercise Date”) (a) the Maturity Date will automatically be extended for an additional 29 days (the “29-day Extension”), (b) the definition of “Maturity Date” in Section 1.1 of the Loan Agreement shall be automatically amended by replacing “May 1, 2008” with “May 30, 2008”, and (c) the Borrower and the Guarantors shall pay, on the Exercise Date, a commitment fee to the Agent, for the ratable benefit of the Banks, equal to 0.375% per annum of the Maximum Amount as of the Exercise Date pro rated for the 29-day Extension which fee shall be deemed fully-earned and non-refundable as of the Exercise Date. By way of example, if the Maximum Amount on the Exercise Date is $140,000,000, such fee for the 29-day Extension shall be $41,712.33. In addition, if the Agent exercises the Extension Option, the Agent will provide each Bank notice by electronic mail on the Exercise Date of its election to exercise the Extension Option.

Section 4. Escrow Arrangement Amendment.

(a) Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions:

“‘Acquisition Escrow Arrangement’ shall mean an escrow arrangement whereby the Borrower shall deposit the proceeds of a Revolving Loan with an Approved Escrow Agent to be used within four Business Days in connection with a Direct Investment, Direct Convertible Loan or Capital Contribution that results in a Property Partnership using the proceeds of the Revolving Loan to acquire real property in connection with such Property Partnership’s Project.”

“‘Acquisition Release Deadline’ has the meaning assigned to that term in Section 5.35.1 hereof.”

“‘Approved Escrow Agent’ shall mean (i) with respect to an Acquisition Escrow Arrangement, a title insurance company involved in a real estate closing involving a Borrower or a MTE with a Property Partnership in the ordinary course of the Borrower’s business or (ii) with respect to a Non-Acquisition Escrow Arrangement, an escrow agent acceptable to the Agent in its sole discretion.”

“‘Approved Escrow Agreement’ has the meaning assigned to that term in Section 3.2.2(h) hereof.”

“‘Non-Acquisition Escrow Arrangement’ shall mean an escrow arrangement whereby the Borrower shall deposit the proceeds of a Revolving Loan with an Approved Escrow Agent to be used within two Business Days in connection with a Direct Investment, Direct Convertible Loan or Capital Contribution that results in a Property Partnership using the proceeds of the Revolving Loan for uses contemplated by this Agreement other than acquiring real property.”

“‘Non-Acquisition Release Deadline’ has the meaning assigned to that term in Section 5.35.2 hereof.”

“‘Permitted Escrow Arrangement’ shall mean either an Acquisition Escrow Arrangement or a Non-Acquisition Escrow Arrangement satisfying the conditions set forth in this Agreement.”

(b) Section 2.1.1 of the Loan Agreement is hereby amended by deleting the second to last sentence in its entirety and substituting the following in its stead:

“All amounts of each Revolving Loan shall be advanced by the Agent pursuant to the terms hereof into the Disbursement Account, which amounts shall be disbursed from the Disbursement Account, pursuant to the terms hereof, to either (i) a Property Partnership, (ii) an Approved Escrow Agent, or (iii) the applicable Repayment Account if such funds are not disbursed in accordance with either clause (i) or (ii) of this sentence within twenty-four hours of the initial advance of such Revolving Loan.”

(c) Section 3.2.2 of the Loan Agreement is hereby amended by adding the following provision to the Loan Agreement after Section 3.2.2(g) of the Loan Agreement:

“(h) with respect each such Revolving Loan where the Borrower will use a Permitted Escrow Arrangement, the Borrower shall deliver to the Agent’s counsel, on behalf of the Agent and the Banks, (i) the name of the Approved Escrow Agent and (ii) an escrow agreement containing terms and conditions acceptable to the Agent in its unrestricted discretion, including, without limitation, the escrow instructions set forth on Exhibit 3.2.2(h) attached hereto (an “Approved Escrow Agreement”).”

(d) The Exhibits to the Loan Agreement are hereby amended by adding Exhibit 3.2.2(h) to the Loan Agreement after Exhibit 3.2 to the Loan Agreement.

(e) Section 5 of the Loan Agreement is hereby amended by adding the following provision to the Loan Agreement after Section 5.34 of the Loan Agreement:

“5.35 Permitted Escrow Arrangements.

5.35.1 With respect to an Acquisition Escrow Arrangement, on or before the fourth Business Day after the proceeds of a Revolving Loan are deposited with an Approved Escrow Agent (the “Acquisition Release Deadline”), all of the conditions precedent required for the Approved Escrow Agent to release the proceeds of the Revolving Loan to the Property Partnership as set forth in the applicable Approved Escrow Agreement must be satisfied and the proceeds shall be released to the Property Partnership. If the conditions precedent are not satisfied and the proceeds are not released on or before the Acquisition Release Deadline, the Borrower shall cause the Approved Escrow Agent to return the proceeds of the Revolving Loan to the Agent, for the benefit of the Banks in accordance with the terms of the Approved Escrow Agreement.

5.35.2 With respect to a Non-Acquisition Escrow Arrangement, on or before the second Business Day after the proceeds of a Revolving Loan are deposited with an Approved Escrow Agent (the “Non-Acquisition Release Deadline”), all of the conditions precedent required for the Approved Escrow Agent to release the proceeds of the Revolving Loan to the Property Partnership as set forth in the applicable Approved Escrow Agreement must be satisfied and the proceeds shall be released to the Property Partnership. If the conditions precedent are not satisfied and the proceeds are not released on or before the Non-Acquisition Release Deadline, the Borrower shall cause the Approved Escrow Agent to return the proceeds of the Revolving Loan to the Agent, for the benefit of the Banks in accordance with the terms of the Approved Escrow Agreement.

5.35.3 The Borrower shall deliver notice that any such funds have been released from escrow by electronic mail to the Agent and the Agent’s counsel, on behalf of the Banks, on the same day the proceeds of a Revolving Loan are released by an Approved Escrow Agent pursuant to Section 5.35.1 and Section 5.35.2 hereof, respectively.

5.35.4 The Borrower and Guarantors acknowledge and agree that interest shall accrue on the Revolving Loans the proceeds of which are held in Permitted Escrow Arrangements in accordance with the terms of this Agreement.

Section 5. Additional Amendments.

(a) Section 5.1 of the Loan Agreement is hereby amended by adding the following provision to the Loan Agreement after Section 5.1(h) of the Loan Agreement:

“(i) Encumbrances on the property or assets of MMA New Initiatives, LLC and its Subsidiaries.”

(b) Section 5.27 of the Loan Agreement is hereby amended by deleting it in its entirety and substituting the following in its stead:

“5.27 Ownership; Control. Without the prior written approval of the Majority Banks, which shall not be unreasonably withheld, neither the Borrower nor any Guarantor will cause or permit any change in the ownership or Control of any such entity, or any MTE, except to the extent that (a) with respect to the Borrower or any Guarantor, following such change MuniMae retains Control (directly or indirectly) of the Borrower and each such Guarantor, and (b) with respect to each MTE, the Release Conditions with respect to such MTE have been satisfied, and provided that, in addition to the foregoing restrictions, MFH shall continue to maintain its ownership and Control of its Subsidiaries other than MEC, MMA Capital Corporation, MMA New Initiatives, LLC, MMA Realty Capital, LLC and their respective Subsidiaries.”

(c) Sections III and IV of Schedule A to the Loan Agreement are hereby amended by deleting them in their entirety and substituting Sections III and IV of Schedule A attached hereto in their stead.

Section 6. Representations and Warranties. The Borrower and Guarantors, jointly and severally, represent and warrant to the Banks as of the effective date of this Amendment that, assuming the due execution and delivery of this Amendment: (a) no Default or Event of Default is in existence, from and after, or will result from, the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby; (b) each of the representations and warranties of the Borrower and the Guarantors in the Loan Agreement and the other Credit Documents is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event) and (c) this Amendment and the Loan Agreement (as amended by this Amendment) are legal, valid and binding agreements of the Borrower and the Guarantors and are enforceable against them in accordance with their terms.

Section 7. Recalculation of Financial Covenant Compliance. Pursuant to Amendment No. 10, MFH, MEC and TC Corp. (the “Tier 2 Subsidiaries”) and MuniMae are required to deliver covenant compliance certificates and other information required pursuant Section 5.6.2 of the Loan Agreement and Section 5.2 of Schedule 1 to the MuniMae Guaranty, respectively, based on their restated, audited financial statements for the fiscal year ending December 31, 2006 (the “Restated Covenant Calculations”), on or before November 30, 2007. Any failure of the Restated Covenant Calculations to comply with the terms of the Loan Agreement and the MuniMae Guaranty shall be an Event of Default.

Section 8. Ratification. Except as hereby amended, the Loan Agreement, all other Credit Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or Event of Default or of any covenant, term or provision of the Loan Agreement or the other Credit Documents. In furtherance of the foregoing ratification, by executing this Amendment in the spaces provided below, each of the Guarantors, on a joint and several basis, hereby absolutely and unconditionally (a) reaffirms its obligations under the Guaranty or the MuniMae Guaranty, as applicable, and (b) absolutely and unconditionally consents to (i) the execution and delivery by the Borrower of this Amendment, (ii) the continued implementation and consummation of arrangements and transactions contemplated by the Loan Agreement (including, without limitation, as amended hereby) and the other Credit Documents, and (iii) the performance and observance by the Borrower and each Guarantor of all of its respective agreements, covenants, duties and obligations under the Loan Agreement (including, without limitation, as amended hereby) and the other Credit Documents.

Section 9. Conditions Precedent. The agreements set forth in this Amendment are conditional and this Amendment shall not be effective until (i) receipt by the Agent of a fully-executed counterpart original of this Amendment, (ii) payment by the Borrower and the Guarantors of the Commitment Fee, (iii) payment by the Borrower and the Guarantors to the Agent, for the benefit of the Banks, of the balance of each Bank’s waiver fee as set forth in that certain letter agreement dated as of March 31, 2007, between, among others, the Borrower, the Guarantors, the Agent and the Banks party thereto, and (iv) receipt by the Agent, for the benefit of the Banks, of the other items set forth on the closing checklist attached hereto as Exhibit B.

Section 10. Counterparts. This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument.

Section 11. Amendment as Credit Document. Each party hereto agrees and acknowledges that this Amendment constitutes a “Credit Document” under and as defined in the Loan Agreement.

SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO CONSTITUTE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING ARTICLE 5 OF THE UCC, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES).

Section 13. Successors and Assigns. This Amendment shall be binding upon each of the Borrower, the Guarantors, the Banks, the Agent and their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Guarantors, the Banks and the Agent.

Section 14. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 15. Expenses. Each Borrower jointly and severally agrees to promptly reimburse the Agent and the Banks for all expenses, including, without limitation, reasonable fees and expenses of outside legal counsel, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

Section 16. Integration. This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

Section 17. No Course of Dealing. The Agent and the Banks have entered into this Amendment on the express understanding with each Borrower and Guarantor that in entering into this Amendment the Agent and the Banks are not establishing any course of dealing with the Borrower or the Guarantors. The Agent’s and the Banks’ rights to require strict performance with all of the terms and conditions of the Loan Agreement and the other Credit Documents shall not in any way be impaired by the execution of this Amendment. None of the Agent and the Banks shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Agent and the Banks may require the payment of fees in connection therewith. Each of the Borrower and the Guarantors agrees that none of the ratifications and reaffirmations set forth herein, nor the Agent’s nor any Bank’s solicitation of such ratifications and reaffirmations, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or the Guarantors with respect to any subsequent modification, consent or waiver with respect to the Loan Agreement or any other Credit Document.

Section 18. Jury Trial Waiver. BORROWER, GUARANTORS, AGENT AND BANKS BY ACCEPTANCE OF THIS AMENDMENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY OTHER CREDIT DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE CREDIT DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 11 to be duly executed by their duly authorized officers or representatives, all as of the date first above written.

BORROWER:

MMA FINANCIAL WAREHOUSING, LLC

By: MMA Equity Corporation, its sole member

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL BOND WAREHOUSING, LLC

By: MMA Equity Corporation, its managing member

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

GUARANTORS:

MUNICIPAL MORTGAGE & EQUITY, LLC

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL HOLDINGS, INC.

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

(Signatures continued on next page)

GUARANTORS (CONT.):

MMA EQUITY CORPORATION

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL TC CORP.

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL BFGLP, LLC

By: MMA Financial TC Corp., its sole member

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL BFRP, INC.

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA SPECIAL LIMITED PARTNER, INC.

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

(Signatures continued on next page)

GUARANTORS (CONT.):

MMA FINANCIAL BFG INVESTMENTS, LLC

By: MMA Financial TC Corp., its managing member

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

AGENT:

BANK OF AMERICA, N.A., as Agent

By: /s/ Ugo Arinzeh
Ugo Arinzeh, Senior Vice President

BANKS:

BANK OF AMERICA, N.A., as one of the Banks

By: /s/ Ugo Arinzeh
Ugo Arinzeh, Senior Vice President

CITICORP USA, INC., as one of the Banks

By: /s/ Maria McKeon
Maria McKeon, Vice President

COMERICA BANK, A MICHIGAN BANKING CORPORATION, as one of the Banks

By: /s/ Lisa Kotula
Lisa Kotula, Vice President

(Signatures continued on next page)

BANKS (CONT.):

MERRILL LYNCH COMMUNITY DEVELOPMENT COMPANY, LLC, as one of the Banks

By: /s/ Michael Solomon
Michael Solomon, Director

SOVEREIGN BANK, as one of the Banks

By: /s/ Michael Baylor
Michael Baylor, Executive Vice President